EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF CANAM URANIUM CORP.

In connection with the accompanying Quarterly Report on Form 10-QSB of Canam Uranium Corp., for the quarter ended January 31, 2007, the undersigned, Ryan Gibson, Chief Executive Officer of Canam Uranium Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the quarter ended January 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended January 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Canam Uranium Corp.

Date: March 16, 2007	/s/ Ryan Gibson
Ryan Gibson
President and Chief Executive Officer